CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1996, which appears on page 20 of Advanced Media, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

/s/Price Waterhouse LLP
-----------------------------------
Price Waterhouse LLP
Melville, New York
October 22, 1996